Exhibit 10.2
CAPITAL ONE FINANCIAL CORPORATION
2004 Stock Incentive Plan
Restricted Stock Unit Award Agreement

THIS NOTICE OF RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Grant Notice” and, together with the Terms and Conditions (as defined below), (the “Agreement”), between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (“Capital One” or the “Company”), and you, is made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Plan”). All capitalized terms used herein that are defined in the Plan shall have the same meaning given them in the Plan unless otherwise defined herein.

WHEREAS, Article 8 of the Plan provides for the award from time to time in the discretion of the Committee of Restricted Stock Units, representing shares of common stock of Capital One, $.01 par value per share (“Common Stock”), the vesting and issuance of which is subject to conditions set forth on the following pages (the “Terms and Conditions”).

1Award Summary.

Grantee (“you”):	[Name]
“Date of Grant”:	May 2, 2024
Number of “Restricted Stock Units”:	[# of Units]

2Vesting Summary. The Units shall vest on the first anniversary of the Date of Grant (the “Vesting Date”), as outlined in the Terms and Conditions.

3Acceptance and Agreement by Participant.

IN WITNESS WHEREOF, CAPITAL ONE FINANCIAL CORPORATION has caused this Agreement to be signed on its behalf.

CAPITAL ONE FINANCIAL CORPORATION

By:

___________________________________
Kaitlin Haggerty
Chief Human Resources Officer

PARTICIPANT

By: [Name]
SIGNED BY ELECTRONIC SIGNATURE

BY ELECTRONICALLY ACCEPTING THE AWARD, YOU AGREE THAT (i) SUCH ACCEPTANCE CONSTITUTES YOUR ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (ii) YOU AGREE TO BE BOUND BY THE PROVISIONS OF THE PLAN, THIS AGREEMENT AND THE ADDENDUM; (iii) YOU HAVE REVIEWED THE PLAN, THIS AGREEMENT AND THE ADDENDUM IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THE PLAN, THIS AGREEMENT AND THE ADDENDUM; (iv) YOU HAVE BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN; AND (v) YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THIS AGREEMENT AND THE ADDENDUM.

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TERMS AND CONDITIONS

1. Grant of Restricted Stock Units. Pursuant and subject to the terms and conditions set forth in this Agreement and in the Plan, Capital One hereby grants to you [# Units] Restricted Stock Units (the “Restricted Stock Units”). The Restricted Stock Units shall vest, and the shares of common stock of the Company, $.01 par value per share (the “Shares”), underlying the Restricted Stock Units shall be issuable, only in accordance with the provisions of this Agreement and of the Plan.

2. Issuance of Common Stock.

(a) Vesting. Except as provided in Section 2(b) below, all Restricted Stock Units shall, to the extent not previously vested or forfeited as provided herein, vest on the first anniversary of the Date of Grant (the “Vesting Date”); provided, however, that the underlying Shares shall not be issued to you or be assignable or transferable by you until the date of termination of your service as a Director of the Company (the “Termination Date”), as provided in Section 2(b) below.

The vesting of the Restricted Stock Units and the issuance of the underlying Shares shall be subject to Sections 6 through Section 9 of this Agreement.

(b) Effect of Termination of Service. Upon your termination of service as a Director of the Company for any reason other than by removal for cause, all Restricted Stock Units shall, to the extent not previously vested or forfeited as provided herein, immediately vest, and the underlying Shares shall immediately be issuable to you in full without restrictions on transferability. Upon your termination of service as a Director by removal for cause, all Restricted Stock Units and the underlying Shares, including any Shares accrued in connection with the payment of dividends as provided in Section 5 below, shall immediately be forfeited, whether or not previously vested.

3. Non-Transferability. Subject to the provisions of Section 2 hereof, the rights represented by the Restricted Stock Units and the underlying Shares related thereto shall not be assignable or transferable, or otherwise alienated or pledged or hypothecated or otherwise encumbered under any circumstances. Any purported or attempted assignment, transfer, alienation, pledge, hypothecation or encumbrance of the Restricted Stock Units or the underlying Shares related thereto prior to their issuance to you shall be null and void and shall result in the immediate forfeiture of such Restricted Stock Units, including the underlying Shares, and cancellation of this Agreement.

4. Modification and Waiver. Except as provided in the Plan with respect to determinations of the board of directors (the “Board”) or the Compensation Committee of the Board (the “Committee”)

and subject to the Committee’s right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by you and the Company; provided that changes, modifications and amendments not detrimental to you may be made in writing signed only by the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

5. Dividends. Dividends with respect to the Restricted Stock Units shall accrue beginning on the Date of Grant through the Termination Date, at which time such accrued dividends shall be paid out in the form of additional Shares based on the Fair Market Value of a share of the Company’s common stock on the business day prior to the Termination Date. The accrued dividends that shall be paid out to you shall be only such amount that has accrued with respect to the underlying Shares that vest on the Vesting Date or as described in Section 2(b) above.

6. Governing Law. This Agreement shall be governed by United States federal law and, to the extent not preempted thereby, by the laws of the State of Delaware. Capital One and you hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in any city or county of Delaware for resolution of any and all claims, causes of action or disputes arising out of this Agreement. You and Capital One agree that the court shall not set aside the Committee’s determinations unless there is clear and convincing evidence of bad faith or fraud.

7. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, except as provided otherwise herein, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

8. Bound by Plan. In consideration of this grant of Restricted Stock Units, you agree that you will comply with such conditions as the Board and the Committee may impose on the Restricted Stock Units and be bound by the terms of the Plan.

9. Binding Effect. This Agreement shall be binding upon, enforceable against and inure to the benefit of you and your legatees, distributees and personal representatives, and the Company and its successors and assigns.
10. Rights as a Stockholder. You shall have no rights of a stockholder with respect to the underlying Shares related to the Restricted Stock Units, including, but not limited to, the right to vote and to receive dividends, unless and until such Shares are transferred to you pursuant to the Plan and this Agreement.
11. Data Protection. You consent to the collection, processing and transfer (including international transfer) of your personally identifiable data in connection with the grant of the Restricted Stock Units and participation in the Plan. If you reside or perform services outside of the United States, your personal data is subject to the terms as set out in Appendix A for the purposes specified therein.

12. Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

14. Addendum to Agreement. If you reside or perform services outside of the United States, notwithstanding any provisions of this Agreement to the contrary, the Restricted Stock Units shall be subject to such special terms and conditions for your country of residence and country in which services are performed, as Capital One may determine in its sole discretion and which shall be set forth in Appendix B to this Agreement (the “Addendum”). If you transfer your residence and/or perform services in another country, any special terms and conditions for such country will apply to the Restricted Stock Units to the extent Capital One determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or Capital One may establish additional terms and conditions as may be necessary or advisable). In all circumstances, the Addendum shall constitute a part of these terms and conditions.

15. Miscellaneous. In accepting the grant, you acknowledge and agree that:

(a) this Agreement is intended to comply with the applicable requirements of Section 409A of the Code as it relates to U.S. taxpayers and shall be limited, construed and interpreted in a manner so as to comply therewith;

(b) your obligations under this Agreement shall survive any termination of your service for any reason;

(c) any of the Company’s rights or remedies under this Agreement shall be cumulative and in addition to whatever other remedies the Company may have under law or equity;

(d) the Company may, to the maximum extent permitted by applicable law and Section 409A of the Code as it relates to U.S. taxpayers, retain for itself funds or securities otherwise payable to you pursuant to this Agreement to satisfy any obligation or debt that you owe the Company, including any obligations hereunder. The Company may not retain such funds or securities until such time as they would otherwise be distributable to you in accordance with this Agreement;

(e) the Company reserves the right to impose other requirements on the Restricted Stock Units, any Shares acquired pursuant to the Restricted Stock Units, and your participation in the Plan, to the extent Capital One determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Restricted Stock Units and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing; and

(f) Capital One from time to time distributes and makes available disclosure documents, including a prospectus, relating to the Plan. You may also contact the HR Help Center to obtain copies of the Plan disclosure documents and the Plan. You represent that you are familiar with the terms of the Plan and have had the opportunity to ask questions and receive answers concerning the terms and conditions of the Restricted Stock Units. As a condition of this award and your right to receive Restricted Stock Units and the underlying Shares, you must accept this Agreement. By doing so, you confirm the accuracy of the statement set forth in the third sentence of this paragraph, acknowledge receipt of the Plan and the Plan disclosure documents and evidence your acceptance of and agreement to be bound by the terms of this Agreement and the Plan.

APPENDIX A

DATA PROTECTION PROVISIONS

1DATA PROTECTION PROVISION FOR PARTICIPANTS WHO RESIDE OR PERFORM SERVICES OUTSIDE OF THE UNITED STATES, EUROPEAN UNION, SWITZERLAND AND THE UNITED KINGDOM

If you reside or perform services outside of the United States, European Union, Switzerland and United Kingdom, pursuant to applicable personal data protection laws, Capital One hereby notifies you of the following in relation to your personally identifiable data (“Personal Data”) and the collection, processing and transfer of such data in relation to Capital One’s grant of the Restricted Stock Units and participation in the Plan. The collection, processing and transfer of Personal Data is necessary for Capital One’s administration of the Plan and your participation in the Plan, and although you have the right to deny or object to the collection, processing and transfer of Personal Data, your denial and/or objection to the collection, processing and transfer of Personal Data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of Personal Data as described herein:

Capital One collects, holds, uses and processes certain Personal Data about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social security number (social insurance number, resident registration number or tax identification number) passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Capital One, details of all entitlements to shares of Common Stock (or cash) awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan. The Personal Data may be provided by you or collected, where lawful, from Capital One, its Affiliates and/or third parties, and Capital One will process the Personal Data in this context for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Personal Data processing will take place through electronic and non-electronic means correlated to the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence or country in which services are performed. Personal Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.

Capital One will transfer Personal Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and Capital One may further transfer Personal Data to any third parties assisting Capital One in the implementation, administration and management of the Plan. The third party recipients of Personal Data may be any Affiliate of Capital One or a broker/administrator that Capital One may engage to assist with the implementation, administration and management of the Plan from time to time, including, but not limited to, E*TRADE (or its successor), and any third party vendors with whom E*TRADE (or its successor) has contracted to provide services under the Plan. These recipients may be located in the European Economic Area, or in other countries, such as the United States, which may not be considered to provide the same level of privacy protection to Personal Data as that provided by your home country. You hereby authorize (where required under applicable law) such processing and transfer of Personal Data.

You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Personal Data, (ii) verify the content, origin and accuracy of the Personal Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Personal Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Personal Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to the collection, processing or transfer of Personal Data as provided hereunder (in which case, the Restricted Stock Units will become null and void). Note that the only consequence of refusing or withdrawing your consent is that Capital One would not be able to grant Restricted Stock Units or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent will affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of your consent, or to exercise the rights described above, you may contact the equity administrator at equityadministrator@capitalone.com.

2DATA PROTECTION PROVISION FOR PARTICIPANTS WHO RESIDE OR PERFORM SERVICES IN THE EUROPEAN UNION, SWITZERLAND OR THE UNITED KINGDOM

Pursuant to applicable personal data protection laws, Capital One hereby notifies you of the following in relation to your Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to the grant of Restricted Stock Units and your participation in the Plan. The collection, processing and transfer of your Personal Data is necessary for the legitimate purpose of Capital One’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of Personal Data may affect your participation in the Plan. As such, by accepting the grant of Restricted Stock Units under the Plan, you acknowledge the collection, use, processing and transfer of Personal Data as described herein.

Capital One holds certain personally identifiable information about you, specifically your name, home address, email address and telephone number, date of birth, social security number (social insurance number, resident registration number or tax identification number), passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Capital One, details of all entitlements to shares of Common Stock (or cash) awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Personal Data”). The Personal Data may be provided by you or collected, where lawful, from third parties. Capital One acts as controller of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing your participation in the Plan and meeting related legal obligations associated with these actions.

The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within Capital One’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and other aspects of the service relationship and for your participation in the Plan.

Capital One will transfer Personal Data amongst its Affiliates as necessary for the purpose of implementation, administration and management of your participation in the Plan, and Capital One may each further transfer Personal Data to third parties assisting Capital One in the implementation, administration and management of the Plan, including E*TRADE (or its successor), and any third party vendors with whom E*TRADE (or its successor) has contracted to provide services under the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. By accepting the grant of Restricted Stock Units under the Plan, you understand that these recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan. You further understand that you may request a list with the names and addresses of any potential recipients of Personal Data by contacting the equity administrator at equityadministrator@capitalone.com. When transferring Personal Data to these potential recipients, Capital One provides appropriate safeguards in accordance with EU Standard Contractual Clauses, or other legally binding and permissible arrangements. You may request a copy of such safeguards from the equity administrator at equityadministrator@capitalone.com.

To the extent provided by law, you may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. You also may have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting the equity administrator at equityadministrator@capitalone.com. Your provision of Personal Data is a contractual requirement. You understand, however, that the only consequence of refusing to provide Personal Data is that Capital One may not be able to grant Restricted Stock Units or other equity awards to you or administer or maintain such awards. For more information on the consequences of your refusal to provide Personal Data, you understand that you may contact the equity administrator at equityadministrator@capitalone.com.

When Capital One no longer needs to use Personal Data for the purposes above or does not need to retain it for compliance with any legal or regulatory purpose, Capital One will take reasonable steps to remove Personal Data from its systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that you can no longer be identified from it.

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APPENDIX B

ADDENDUM TO RESTRICTED STOCK UNIT AGREEMENT FOR PARTICIPANTS WHO RESIDE OR PERFORM SERVICES OUTSIDE OF THE UNITED STATES

In addition to the terms of the Plan and the Agreement and unless otherwise determined by Capital One, in its sole discretion, the Restricted Stock Units are subject to the following additional terms and conditions as set forth in this addendum to the Agreement (the “Addendum”) to the extent you reside or perform services in a country addressed herein. To the extent you transfer residence to or perform services in another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent Capital One determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations, or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or Capital One may establish alternative terms and conditions as may be necessary or advisable). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

ALL NON-U.S. COUNTRIES
Except to the extent superseded by a term or condition set forth herein for a country in which you reside or perform services, the following provisions apply if you reside or perform services outside of the United States (or transfer residence to or perform services in a country outside of the United States).

1.Taxation.

(a) You acknowledge that, regardless of any action that Capital One takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, back-up withholding or other tax-related items related to the Restricted Stock Units legally applicable to you, and any Capital One taxes, the responsibility for which you agree to bear with respect to the Restricted Stock Units (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility. You personally are responsible for paying all Tax-Related Items related to the Restricted Stock Units.

(b) You acknowledge that Capital One (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant of Restricted Stock Units, the vesting of the Restricted Stock Units, the settlement of the Restricted Stock Units, the receipt of any dividend equivalents or dividends, and the subsequent sale of Shares; and (ii) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or to achieve any particular tax result.

(c) If withholding is required pursuant to applicable United States federal, state, local or non-U.S. law, Capital One will automatically withhold the number of Shares having a Fair Market Value on the date the tax withholding obligation is to be determined equal to the amount required to be withheld, rounded up to the nearest whole Share. In such case, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of covering the applicable withholding. You agree to pay to Capital One any amount that Capital One may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means described herein.

(d) If you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that you may be required to account for Tax-Related Items in more than one jurisdiction.

(e) To the extent applicable Tax-Related Items have not been withheld, you acknowledge and agree that you personally will be responsible for paying and remitting any and all Tax-Related Items payable in your country of residence and/or country outside of the United States in which you perform services, including (but not limited to) income tax and individual (and, if applicable, Capital One) social contributions and reporting the income recognized in connection with the Restricted Stock Units, if required pursuant to applicable law.

(f) You acknowledge and agree that Capital One may refuse to issue or deliver the Shares (or cash payment) or the proceeds from the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

2.Discretion to Settle in Cash. Notwithstanding any provision in the Agreement to the contrary, if you are resident or perform services outside of the United States, Capital One may, in its sole discretion, settle the Restricted Stock Units in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under local law; (ii) would require you, Capital One and/or its Subsidiaries or Affiliates to obtain the approval of any governmental and/or regulatory body in your country of residence or country in which services are performed; (iii) would result in adverse tax consequences for you or Capital One; or (iv) is administratively burdensome. Alternatively, Capital One may, in its sole discretion, settle the Restricted Stock Units in the form of Shares but require you to sell such Shares immediately or within a specified period following your termination of service (in which case, the Agreement shall give Capital One the authority to issue sales instructions on your behalf).

3.No Advice Regarding Grant. No employee of Capital One is permitted to advise you regarding your participation in the Plan or your acquisition or sale of Shares underlying the Restricted Stock Units. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

4.Insider Trading and Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it applies to you). You acknowledge that, depending on your or your broker’s country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws that may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares during such times you are considered to have material nonpublic or inside information “inside information” regarding the Company as defined in the laws or regulations in your country of residence and country in which services are performed. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include employees of Capital One and its Affiliates. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and you should speak to your personal advisor on this matter.

5.English Language. You acknowledge and agree that it is your express intent that the Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units, be drawn up in English. If you have received the Agreement, the Plan or any other documents related to the Restricted Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

6.Not a Public Offering in Non-U.S. Jurisdictions. Neither the grant of the Restricted Stock Units under the Plan nor the issuance of the underlying Shares upon settlement of the Restricted Stock Units is intended to be a public offering of securities in your country of residence. Capital One has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law.

7.Compliance with Local Law. You agree to repatriate all payments attributable to Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence and country in which services are performed. In addition, you agree to take any and all actions, and consent to any and all actions taken by Capital One and its Subsidiaries and Affiliates, as may be required to allow Capital One and its Subsidiaries and Affiliates to comply with local laws, rules and regulations in your country of residence and country in which services are performed. You also agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence and country in which services are performed.

8.Nature of Grant. In accepting the grant of Restricted Stock Units, you acknowledge, understand and agree that:

(a)    the Plan is established voluntarily by Capital One, it is discretionary in nature and it may be modified, suspended or terminated by the Committee at any time, as provided in the Plan and the Agreement;

(b)    the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c)    all decisions with respect to future grants of Restricted Stock Units or other grants, if any, will be at the sole discretion of Capital One, including, but not limited to, the form and timing of an Award, the number of shares of Common Stock subject to an Award, and the vesting and settlement provisions applicable to the Award;

(d)    the grant of Restricted Stock Units and your participation in the Plan shall not create a right to provide continued service or be interpreted as forming a service contract with Capital One;

(e)    you are voluntarily participating in the Plan;

(h)    the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable     and cannot be predicted with certainty;

(i)    the Committee shall have the exclusive discretion to determine when a termination of service occurs for purposes of this grant of Restricted Stock Units;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from your ceasing to have rights under or to be entitled to Restricted Stock Units, whether or not as a result of your termination of your service for any reason whatsoever;

(k)    if you reside or perform services outside the United States, you acknowledge and agree that Capital One shall not be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

SWITZERLAND
1Securities Law Information. Neither this Agreement nor any other materials related to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee or director of the Company or an Affiliate or (iii) has been or will be filed with, approved, or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority, FINMA.

NETHERLANDS
1No specific provisions.

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